UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022 (June 15, 2022)

Redwood Enhanced Income Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-56413	88-0824777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 55th Street, 26th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 970-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On June 15, 2022, Redwood Enhanced Income Corp. (the “Company”) delivered a capital drawdown notice to its shareholders relating to the sale of approximately 1,455,000 shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), for an aggregate offering price of $21.8 million. The sale is expected to close on or around June 22, 2022.

The sale of Common Stock is being made pursuant to subscription agreements entered into by the Company and its shareholders, which require shareholders to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments with a minimum of five business days’ prior notice. The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from each shareholder that it is an accredited investor as defined in Regulation D under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD ENHANCED INCOME CORP.

Date: June 17, 2022	By:	/s/ Adam Bensley
Name: Adam Bensley Title: Chief Compliance Officer and Secretary